                                 CODE OF BYLAWS

                                       OF

                              IMAX FORUM RIDE, INC.

                                   ARTICLE I

                                 IDENTIFICATION

         Section 1.01. Name. The name of the corporation is IMAX FORUM RIDE,
INC.

         Section 1.02. Registered Office and Resident Agent. The address of the registered office of the corporation is 1700 Bank of America Plaza, 300 South Fourth Street, Las Vegas, Nevada 89101; and the name of the resident agent at this address is LIONEL SAWYER & COLLINS.

         Section 1.03. Fiscal Year. The fiscal year of the corporation shall begin on the 1st day of January in each year and end on the 31st day of December next following.

                                   ARTICLE II

                                      STOCK

         Section 2.01. Issuance of Shares. Shares of stock may be issued for labor, services, personal property, real estate or leases thereof or for money from time to time by the Board of Directors. Treasury shares may be disposed of by the corporation for such consideration as aforesaid from time to time by the Board of Directors.

         Section 2.02. Payment of Shares. The consideration for the issuance of shares may be paid, in whole or in part, in money, in other property, as aforesaid, or in labor or services actually performed for the corporation. When payment of the consideration for which shares are to be issued shall have been received by the corporation, such shares shall be deemed to be fully paid and nonassessable. Future services shall not constitute payment or part payment for shares of the corporation. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of the consideration received for shares shall be conclusive. No certificate shall be issued for any share until the share is fully paid.

         Section 2.03. Certificates Representing Shares. Each holder of the shares of stock of the corporation shall be entitled to a certificate signed by the President or a Vice President and the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation.

         Section 2.04. Transfer of Stock. The corporation shall register a transfer of a stock certificate presented to it for transfer if:

                  (a) Endorsement. The certificate is properly endorsed by the registered holder or by his duly authorized attorney;

                  (b) Witnessing. The endorsement or endorsements are witnessed by one witness unless this requirement is waived by the Secretary of the corporation;

                  (c) Adverse Claims. The corporation has no notice of any adverse claims or has discharged any duty to inquire into any such claims;

                  (d) Collection of Taxes. There has been compliance with any applicable law relating to the collection of taxes.

                                  ARTICLE III

                                THE SHAREHOLDERS

         Section 3.01. Place of Meetings. Meetings of the Shareholders of the corporation shall be held at the office of Messrs. Lionel Sawyer & Collins, legal counsel to the corporation, 1700 Bank of America Plaza, 300 South Fourth Street, Las Vegas, Nevada, 89101, or at any other place within or without the State of Nevada as may be designated in the notice thereof.

         Section 3.02. Annual Meetings. Unless the Shareholders shall have executed and delivered a written consent electing at least one-fourth of the directors annually, the annual meeting of the Shareholders shall be held each year at the principal office of the corporation at the hour of 10:00 o'clock A.M. on the anniversary date of the incorporation of this corporation, if this day shall fall on a normal business day, and if not, then on the first following normal business day. Failure to hold the annual meeting at the designated time shall not work a forfeiture or dissolution of the corporation.

         Section 3.03. Special Meetings. Special meetings of the Shareholders may be called by the President, the Board of Directors, or by the Secretary at the written request (stating the purpose or purposes for which the meeting is called) of the holders of not less than one-tenth of all the shares entitled to vote at the meeting.

         Section 3.04. Notice of Meetings; Waiver. Written notice stating the place, day, and hour of the meeting and, in case of a special meeting the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each registered holder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the registered holder at his address as it appears on the stock transfer books of the corporation, with postage on it prepaid. Waiver by a Shareholder in writing of notice of a Shareholders' meeting shall constitute a waiver of notice of the meeting, whether executed and/or delivered before or after such meeting.

         Section 3.05. Quorum. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the Shareholders. The Shareholders present at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum. The act of a majority of the shares entitled to vote at a meeting at which a quorum is present shall be the act of the Shareholders, unless a greater number is required by applicable law.

         Section 3.06. Proxies. A Shareholder may vote either in person or by proxy executed in writing by the Shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after six months from the date of its creation, unless otherwise provided in the proxy.

         Section 3.07. Action Without A Meeting. Any action that may be taken at a meeting of the Shareholders, or of a committee, may be taken without a meeting if a consent in writing, setting forth the actions taken, shall be signed by the Shareholders, or the members of the committee, holding at least a majority of the voting power, unless a greater proportion of voting power is required for such an action at a meeting, as the case may be.

                                   ARTICLE IV

                             THE BOARD OF DIRECTORS

         Section 4.01. Number and Qualifications. The business and affairs of the corporation shall be managed by a Board of one (1) Director. The number of Directors may be increased or decreased from time to time and at any time by the Shareholders, or Board of Directors.

         Section 4.02. Election. Members of the initial Board of Directors shall hold office until the first annual meeting of Shareholders and until their successors shall have been elected and qualified. At the first annual meeting of Shareholders and at each annual meeting thereafter, the Shareholders shall elect Directors to hold office until the next succeeding annual meeting. Each Director shall hold office for the term for which he is elected and until his successor shall be elected and qualified. Notwithstanding anything herein to the contrary, any Director may be removed from office at any time by the vote or written consent of Shareholders representing not less than two-thirds of the issued and outstanding stock entitled to vote.

         Section 4.03. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, subject to removal as aforesaid.

         Section 4.04. Place of Meeting. The Board of Directors, annual, regular or special, may be held either within or without the State of Nevada.

         Section 4.05. Annual Meetings. Immediately after the annual meeting of the Shareholders, the Board of Directors may meet each year for the purpose of organization, election of officers, and consideration of any other business that may properly be brought before the meeting. No notice of any kind to either old or new members of the Board of Directors for this annual meeting shall be necessary.

         Section 4.06. Other Meetings. Other meetings of the Board of Directors may be held upon notice by letter, telegram, facsimile, cable, or radiogram, delivered for transmission not later than during the third day immediately preceding the day for the meeting, or by word of mouth, telephone, or radiophone received not later than during the second day preceding the day for the meeting, upon the call of the President or Secretary of the corporation at any place within or without the State of Nevada. Notice of any meeting of the Board of Directors may be waived in writing signed by the person or persons entitled to the notice, whether before or after the time of the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting.

         Section 4.07. Quorum. A majority of the number of Directors holding office shall constitute a quorum for the transaction of business. The act of the majority of the Directors present at a meeting at which a quorum has been achieved shall be the act of the Board of Directors unless the act of a greater number is required by applicable law.

         Section 4.08. Action Without A Meeting. Any action that may be taken at a meeting of the Directors, or of a committee, may be taken without a meeting if a consent in writing, setting forth the actions taken, shall be signed by all of the Directors, or all of the members of the committee, as the case may be.

         Section 4.09. Loans. The Board of Directors shall have the following power with respect to the lending of funds:

                  (a) Loan of Funds, Generally. To lend money in furtherance of any of the purposes of the corporation; to invest the funds of the corporation from time to time; and to take and hold any property as security for the payment of funds so loaned or invested; but to make no loans secured by the shares of the corporation.

                  (b) Loan to Employees. To lend money to its employees, other than its officers and Directors, and to otherwise assist its employees, officers, and Directors; but to make no loans secured by the shares of the corporation.

                                   ARTICLE V

                                  THE OFFICERS

         Section 5.01. Officers. The officers of the corporation shall consist of a President, Secretary and Treasurer, and may also include a Chairman of the Board, one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers, or such other officers or assistant officers or agents as may be provided herein, or otherwise deemed necessary, from time to time by the Board of Directors. Officers need not be Directors of the corporation. Each officer so elected shall hold office until his successor is elected and qualified, but shall be subject to removal at any time by the vote or written consent of a majority of the Directors.

         Section 5.02. Vacancies. Whenever any vacancies shall occur in any office by death, resignation, increase in the number of offices of the corporation, or otherwise, the same shall be filled by the Board of Directors, and the officer so elected shall hold office until his successor is elected and qualified, subject to removal as aforesaid.

         Section 5.03. The Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the Directors, discharge all duties incumbent upon the presiding officer, and perform such other duties as the Board of Directors may prescribe.

         Section 5.04. The President. The President shall have active executive management of the operations of the corporation, subject, however, to the control of the Board of Directors. He shall preside at all meetings of Shareholders, discharge all the duties incumbent upon a presiding officer, and perform such other duties as this Code of Bylaws provides or the Board of Directors may prescribe. The President shall have full authority to execute proxies in behalf of the corporation,to vote stock owned by it in any other corporation, and to execute powers of attorney appointing other corporations, partnerships, or individuals the agent of the corporation.

         Section 5.05. The Vice President. The Vice President shall perform all duties incumbent upon the President during the absence or disability of the President, and shall perform such other duties as this Code of Bylaws may provide or the Board of Directors may prescribe.

         Section 5.06. The Secretary. The Secretary shall attend all meetings of the Shareholders and of the Board of Directors, and shall keep a true and complete record of the proceedings of these meetings. He shall be custodian of the records of the corporation. He shall attend to the giving of all notices and shall perform such other duties as this Code of Bylaws may provide or the Board of Directors may prescribe.

         Section 5.07. The Treasurer. The Treasurer shall keep correct and complete records of account, showing accurately at all times the financial condition of the corporation. He shall be the legal custodian of all moneys, notes, securities, and other valuables that may from time to time come into the possession of the corporation. He shall immediately deposit all funds of the corporation coming into his hands in some reliable bank or other depositary to be designated by the Board of Directors, and shall keep this bank account in the name of the corporation. He shall furnish at meetings of the Board of Directors, or whenever requested, a statement of the financial condition of the corporation, and shall perform such other duties as this Code of Bylaws may provide or the Board of Directors may prescribe. The Treasurer may be required to furnish bond in such amount as shall be determined by the Board of Directors.

         Section 5.08. Transfer of Authority. In case of the absence of any officer of the corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may transfer the powers or duties of that officer to any other officer or to any Director or employee of the corporation, provided a majority of the full Board of Directors concurs.

                                   ARTICLE VI

                  NEGOTIABLE INSTRUMENTS, DEEDS, AND CONTRACTS

         Section 6.01. All checks, drafts, notes, bonds, bills of exchange, and orders for the payment of money of the corporation; all deeds, mortgages, and other written contracts and agreements to which the corporation shall be a party; and all assignments or endorsements of stock certificates, registered bonds, or other securities owned by the corporation shall, unless otherwise required by law, or otherwise authorized by the Board of Directors as hereinafter set forth, be signed by the President or by anyone of the following officers: Vice President, Secretary, or Treasurer. The Board of Directors may designate one or more persons, officers or employees of the corporation, who may, in the name of the corporation and in lieu of, or in addition to, those persons hereinabove named, sign such instruments; and may authorize the use of facsimile signatures of any of such, persons. Any shares of stock issued by any other corporation and owned or controlled by the corporation may be voted at any Shareholders' meeting of the other corporation by the President of the corporation, if he be present; or, in his absence, by the Secretary of the corporation and, in the event both the President and Secretary shall be absent, then by such person as the President of the corporation shall, by duly executed proxy, designate to represent the corporation at such Shareholders' meeting.

                                  ARTICLE VII

                     INDEMNIFICATION OF OFFICERS, DIRECTORS,
                         EMPLOYEES AND AGENTS; INSURANCE

         Section 7.01. The corporation shall indemnify, to the maximum extent permitted by the law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

         Section 7.02. The corporation shall indemnify, to the maximum extent permitted by the law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, but no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         Section 7.03. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2, or in defense of any claim, issue or matter therein, he shall be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with such defense.

         Section 7.04. Any indemnification under sections 1 and 2, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in sections 1 and 2. Such determination shall be made:

                  (a)      By the stockholders;

                  (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to such act, suit or proceeding;

                  (c) If such a quorum of disinterested directors so orders, by independent legal counsel in a written opinion; or

                  (d) If such a quorum of disinterested directors cannot be obtained, by independent legal counsel in a written opinion.

         Section 7.05. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the corporation as authorized in this section.

         Section 7.06. The indemnification provided by this section:

                  (a) Does not exclude any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office; and

                  (b) Shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 7.07. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or as serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.


                                  ARTICLE VIII

                                   AMENDMENTS

         Section 8.01. The power to alter, amend, or repeal this Code of Bylaws, or adopt a new Code of Bylaws, is vested in the Board of Directors, but the affirmative vote of a majority of the Board of Directors holding office shall be necessary to effect any such action.

         I hereby certify that the foregoing Bylaws are a true and correct copy of the Bylaws of IMAX FORUM RIDE, INC. as adopted on the ______ day of __________, 1996



                                             /s/ G. Mary Ruby
                                             ___________________________________
                                             G. MARY RUBY, Secretary

                              UNANIMOUS CONSENT OF

                              BOARD OF DIRECTORS OF

                              IMAX FORUM RIDE, INC.

                           FOR CORPORATE ORGANIZATION

         The undersigned, being the sole Director of IMAX FORUM RIDE, INC., a Nevada corporation, does hereby consent to the adoption of, and adopt, the following preambles and resolutions pursuant to Section 78.315(2) of the Nevada Revised Statutes:

                  WHEREAS, the Board of Directors deems it advisable and in the best interest of the corporation to adopt and approve certain organizational procedures of the corporation;

                  RESOLVED: That the Articles of Incorporation having been filed with the Secretary of State of the State of Nevada on April 23, 1996, be inserted in the minute book of the corporation showing the filing as stated;

                  RESOLVED: That the form of corporate seal and stock certificate presented to the Directors be, and the same hereby are, adopted and approved as the seal and stock certificate of the corporation, a specimen copy of the stock certificate to be inserted in the minute book;

                  RESOLVED: That the following are elected as officers of the corporation:

                  John M. Davison            President
                                             Vice President-Finance
                                             Treasurer

                  Barry Kemper               Vice President-Attraction
                                             Development

                  G. Mary Ruby               Secretary

                  FURTHER RESOLVED: That any two officers be and hereby are authorized for and on behalf of the Corporation to designate from time to time one or more banks, trust companies or other banking institutions (any thereof being hereinafter referred to as a "bank") to act as depository or depositories for the funds of the Corporation for and during such period as he may from time to time deem necessary or desirable in the interests of the Corporation and to open and close out from time to time accounts in any such depository so selected or reselected.

                  FURTHER RESOLVED: That any two officers of the Corporation be and hereby are authorized (1) to designate officers and employees who shall have authority to sign checks drawn against, and all orders for the payment or transfer of monies from, funds of the Corporation on deposit with any of the aforesaid banks, and (2) to revoke the authority of officers and employees now or hereafter authorized to sign such check and orders.

                  FURTHER RESOLVED: That any two officers or directors are authorized and empowered collectively to prepare, execute and deliver on behalf of the corporation from time to time any and all such agreements, documents, certificates and instruments they may deem necessary.

                  WHEREAS, the Directors of this corporation have not as yet adopted any Code of Bylaws for the regulation of its affairs; and

                  WHEREAS, there has been presented to the Directors a form of Code of Bylaws for the regulation of the affairs of this corporation;

                  WHEREAS, it is deemed to be in the best interests of this corporation and its shareholders that said Code of Bylaws be adopted by this Board of Directors as and for the Code of Bylaws of this corporation;

                  NOW, THEREFORE, BE IT RESOLVED: That the Code of Bylaws presented to and discussed by the Directors be, and the same hereby is adopted as and for the Code of Bylaws of this corporation; and

                  FURTHER RESOLVED: That the Secretary of this corporation be, and she hereby is, authorized and directed to execute a certificate of the adoption of said Code of Bylaws and to insert said Code of Bylaws as so certified in the minute book of this corporation, and to see that a copy of the said Code of Bylaws, similarly certified, is kept at the registered office of the corporation for the transaction of business;

                  RESOLVED: That the corporation issue to the persons hereinafter named the number of shares set forth after their respective names for the sum of $0.01 per share, and that the

                  President and Secretary are authorized and directed to execute the certificates of such shares upon receipt of payment therefor in cash or cash equivalent.

                  NAME                       No. of Shares

                  IMAX U.S.A. Inc.                100

                  WHEREAS, Nevada Revised Statutes Section 364A.130 requires that an officer or some other person be specifically authorized to sign the application for the business license issued by the Department of Taxation required pursuant to Nevada Revised Statutes Section 364A.130 ("Application");

                  NOW, THEREFORE, BE IT RESOLVED: That G. Mary Ruby be hereby authorized to sign the Application.

                  RESOLVED: That the corporation hereby elect to amortize its organizational expenditures over a five-year period and claim each year's pro rata allocation as a tax deduction, pursuant to the provisions of Section 248 of the Internal Revenue Code and Regulation 1.248-1(c).

DATED:______________________________, 1996

                                             ___________________________________
                                             G. MARY RUBY

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